UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 6, 2024
Date of Report (date of earliest event reported)
___________________________________
NewLake Capital Partners, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Maryland (State or other jurisdiction of incorporation or organization)	000-56327 (Commission File Number)	83-4400045 (I.R.S. Employer Identification Number)
50 Locust Avenue, First Floor New Canaan, CT 06840
(Address of principal executive offices and zip code)
(203) 594-1402
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 Exchange Act. Emerging growth company
(§240.12b-2 of this chapter).     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On June 10, 2024, NewLake Capital Partners, Inc., a Maryland corporation (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) by and among (i) the Company, (ii) NLCP Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) and (iii) Compass Point Research & Trading, LLC (the “Sales Agent”). Under the terms of the Agreement, the Company may offer and sell shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Shares”) from time to time through the Sales Agent.

Pursuant to the Agreement, the Shares may be offered and sold through the Sales Agent in transactions deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Under the Agreement, the Sales Agent (at the Company’s election) will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company. Under the Agreement, the Company will pay the Sales Agent a commission that will be 2% of the gross sales price per share of Shares sold through it. The Agreement contains customary representations, warranties and agreements of the Company and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

Shares sold under the Agreement, if any, will be issued pursuant to the Company’s registration statement on Form S-3 (No. 333-267894), and a related prospectus, filed with the Securities and Exchange Commission on October 14, 2022, as supplemented by the prospectus supplement, filed with the SEC on June 10, 2024, as the same may be amended or supplemented, under the Securities Act.

A copy of the Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement. In connection with the registration of the Shares under the Securities Act, the legal opinion of Venable LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 5.07 - Submission of Matter to a Vote of Security Holders.

On June 6, 2024, the Company held its Annual Meeting of Stockholders ("Annual Meeting"). At the Annual Meeting, stockholders elected seven directors to serve on the Company’s Board of Directors until the 2025 Annual Meeting of Stockholders and ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The total number of shares of common stock entitled to vote at the Annual Meeting was 20,509,883, of which 14,969,139 shares, or 73.0%, were present in person or by proxy. The final voting results for each matter submitted to a stockholder vote at the Annual Meeting are set forth below.
Item 1:    The following seven persons were elected to the Company's Board of Directors:

Nominee	For	Against	Abstentions	Broker Non-Votes
Gordon DuGan	10,797,751	24,632	13,755	4,133,001
Alan Carr	10,802,165	16,656	17,317	4,133,001
Anthony Coniglio	10,805,922	15,878	14,338	4,133,001
Joyce Johnson	10,795,049	27,627	13,462	4,133,001
Peter Kadens	10,796,116	24,723	15,299	4,133,001
Peter Martay	10,805,815	15,819	14,504	4,133,001
David Weinstein	10,795,043	21,648	19,447	4,133,001

Item 2: Stockholders ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, by the votes set forth in the table below:

For	Against	Abstentions
14,815,331	97,069	56,739

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated June 10, 2024, by and among the Company, NLCP Operating Partnership LP and Compass Point Research & Trading, LLC.
5.1	Opinion of Venable LLP regarding the legality of the Shares.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of June, 2024.

NewLake Capital Partners, Inc.

By:	/s/ Lisa Meyer
Name:	Lisa Meyer
Title:	Chief Financial Officer, Treasurer and Secretary